G. Brad Beckstead
-----------------
Certified Public Accountant

                                     330 E. Warm Springs Rd.
                                         Las Vegas, NV 89119
                                                702.528.1984
                                           425.928.2877 efax





November 27, 2000


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:


I was previously principal accountant for Ecom Technologies, Inc. (the "Company") and reported on the financial statements of the Company for the periods ended June 30, 2000 and December 31, 1999. Effective November 23, 2000, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated November 23, 2000, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that KPMG, LLP was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).


Very truly yours,



G. Brad Beckstead, CPA